UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c.  20549

FORM 8-K

current report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 June 29, 2016
Date of Report (Date of Earliest Event Reported)

SOVRAN SELF STORAGE, INC.
SOVRAN ACQUISITION LIMITED PARTNERSHIP
 (Exact Name of Registrant as Specified in Its Charter)

Maryland (Sovran Self Storage, Inc.)	1-13820	16-1194043
Delaware (Sovran Acquisition Limited Partnership)	0-24071	16-1481551
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850
 (Registrants' Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
    [   ]  Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2016, Sovran Self Storage, Inc. (the "Company") and Sovran Acquisition Limited Partnership (the "Operating Partnership") entered into (i) an Amendment No. 2 to Note Purchase Agreement (2011) dated June 29, 2016 by and among the Company, the Operating Partnership and the Required Holders; and (ii) an Amendment No. 2 to Note Purchase Agreement (2014) dated June 29, 2016 by and among the Company, the Operating Partnership and the Required Holders (the "Amendments").  The Amendments amended certain covenants in the Company and the Operating Partnership's 2011 and 2014 Note Purchase Agreements to conform such covenants with recent changes in the Company and Operating Partnership's bank credit agreement.

The above summary of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments.  A copy of the Amendments are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment No. 2 to Note Purchase Agreement (2011) dated June 29, 2016 by and among Sovran Self Storage, Inc. and Sovran Acquisition Limited Partnership and the Required Holders.
10.2	Amendment No. 2 to Note Purchase Agreement (2014) dated June 29, 2016 by and among Sovran Self Storage, Inc. and Sovran Acquisition Limited Partnership and the Required Holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 6, 2016	SOVRAN SELF STORAGE, INC. By /s/Andrew J. Gregoire Name: Andrew J. Gregoire Title: Chief Financial Officer
Date: July 6, 2016	SOVRAN ACQUISITION LIMITED PARTNERSHIP By: SOVRAN HOLDINGS, INC., as General Partner By /s/Andrew J. Gregoire Name: Andrew J. Gregoire Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Note Purchase Agreement (2011) dated June 29, 2016 by and among Sovran Self Storage, Inc. and Sovran Acquisition Limited Partnership and the Required Holders.
10.2	Amendment No. 2 to Note Purchase Agreement (2014) dated June 29, 2016 by and among Sovran Self Storage, Inc. and Sovran Acquisition Limited Partnership and the Required Holders.